UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013

C&J ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35255	20-5673219
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10375 Richmond Ave, Suite 1910 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 260-9900

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of C&J Energy Services, Inc. (the “Company”) held on May 20, 2013, the Company’s stockholders were requested to:

1.	Elect seven (7) directors to serve on the Company’s Board until the 2014 Annual Meeting of Stockholders and their successors are duly elected;

2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers; and

3.	Ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Each of these proposals is more fully described in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission on April 9, 2013 and is incorporated herein by reference. The final results of the votes for each proposal are set forth below:

PROPOSAL NO. 1 — ELECTION OF DIRECTORS. The election of each director was approved as follows:

Nominee	For	Withheld	Broker Non-Votes
Joshua E. Comstock	40,481,243	562,883	6,288,832
Randall C. McMullen, Jr.	35,943,187	5,100,939	6,288,832
Darren M. Friedman	40,546,323	497,803	6,288,832
Michael Roemer	40,547,747	496,379	6,288,832
C. James Stewart, III	35,940,507	5,103,619	6,288,832
H.H. “Tripp” Wommack, III	40,543,874	500,252	6,288,832
Adrianna Ma	40,651,442	392,684	6,288,832

PROPOSAL NO. 2 — APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS. The compensation of the Company’s named executive officers was approved on an advisory basis as follows:

For	Against	Abstain	Broker Non-Votes
40,407,565	580,104	56,457	6,288,832

PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF UHY LLP. The ratification of the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved as follows:

For	Against	Abstain
47,075,816	206,686	50,456

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES, INC.
(Registrant)

Date: May 21, 2013	By:	/s/ Theodore R. Moore
Theodore R. Moore
Executive Vice President, General Counsel and Corporate Secretary